                                                                   Exhibit 10.20

                            STOCK RESTRICTION AGREEMENT


     This Stock Restriction Agreement dated as of May 19, 1993 (the "AGREEMENT") by and among NEON Systems, Inc., a Delaware corporation (the "Company"), Peter Schaeffer (the "STOCKHOLDER"), and JMI Equity Fund, L.P., a Delaware limited partnership

                                    WITNESSETH:

     WHEREAS, the Stockholder is the holder of an aggregate of shares of Common Stock, par value $.01 per share of the Company (the
"COMMON STOCK");

     WHEREAS, pursuant to the terms of a Series A Stock Purchase Agreement dated the date hereof between the Company and JMI (the "PURCHASE AGREEMENT"), JMI is acquiring an aggregate of 500,000 shares (the "PREFERRED SHARES") of Series A Convertible Preferred Stock, par value $.01 per share (the "PREFERRED STOCK") of the Company; and

     WHEREAS, it is a condition to the obligations of JMI under the Purchase Agreement that this Agreement be entered into by the parties hereto, and the parties desire to enter into this Agreement and to be bound by the provisions hereof;

     NOW, THEREFORE, in consideration of these premises and the mutual covenants contained in this Agreement, the parties hereto agree as follows:

     1. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following respective meanings:

          (a) "INVESTOR" or "INVESTORS" shall mean and include JMI, (ii) any partner, shareholder or affiliate of JMI who is a subsequent owner of the Preferred Shares and (iii) any other subsequent owner of the Preferred Shares to whom JMI shall transfer its rights hereunder pursuant to Section 6;

          (b)  "OFFER" shall have the meaning set forth in Section 3(a).

          (c)  "OFFERED SHARES" shall have the meaning set forth in Section
3(a).

          (d) "PRO RATA FRACTION" shall mean the amount of Offered Shares that each Investor is entitled to purchase under Section 3(b).

          (e) "PROPOSED TRANSFEREE" shall have the meaning set forth in Section 3(a).

          (f)  "PURCHASER" shall have the meaning set forth in Section 4.

          (g) "SHARES" shall mean and include all shares of Stock now owned or hereafter acquired by either (i) the Stockholder or (ii) any Investor. For purposes of Sections 3, 4 and 10, all of the Stock which an Investor has the right to acquire from the Company upon the conversion, exercise or exchange of any of the securities of the Company then owned by such Investor shall be deemed to be Shares then owned by such Investor.

          (h) "STOCK" shall mean and include all shares of Common Stock, and all other securities of the Company which may be issued in exchange for or in respect of shares of Common Stock (whether by way of stock split, stock dividend, combination, reclassification, reorganization, or any other means).

     2. PROHIBITED TRANSFERS. The Stockholder shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose of all or any of his Shares except to the Company or as expressly provided in this Agreement. Notwithstanding the foregoing, the Stockholder may transfer all or any of his Shares (i) by way of gift to any member of his family or to any trust for the benefit of any such family member or the Stockholder, provided that any such transferee shall agree in writing with the Company and the Investor, as a condition to such transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Stockholder, or (ii) by will or the laws of descent and distribution, in which event each such transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Stockholder. As used herein, the word "family" shall include any spouse, lineal ancestor or descendant, brother or sister.

     3A. RIGHT OF FIRST REFUSAL ON DISPOSITIONS. (a) If at any time the Stockholder desires to sell for cash all or any part of his Shares pursuant to a bona fide offer from a third party (the "PROPOSED TRANSFEREE"), the Stockholder shall submit a written offer (the "OFFER") to sell such Shares (the "OFFERED SHARES") to the Investors on terms and conditions, including price not less favorable to the Investors than those on which the Stockholder proposes to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the Offered Shares proposed to be sold, the total number of Shares owned by the Stockholder, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The Offer shall further state that the Investors may acquire, in accordance with the provisions of this Agreement, all or any portion of the Offered Shares for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein.

          (b) Each Investor shall have the absolute right to purchase that number of Offered Shares as shall be equal to the number of Offered Shares multiplied by a fraction (the "PRO RATA FRACTION"), the numerator of which shall be the number of Shares then owned by such Investor and the denominator of which shall be the aggregate number of Shares then owned by all of the Investors.

          (c) Each Investor shall have a right of oversubscription such that if any Investor fails to accept the Offer as to its Pro Rata Fraction, the other Investors shall, among them, have the right to purchase up to the balance of the offered Shares not so purchased. Such right of oversubscription may be exercised by an Investor by accepting the Offer as to more than its Pro Rata Fraction. If, as a result thereof, such oversubscriptions exceed the total number of Offered Shares available in respect of such oversubscription privilege, the oversubscribing Investors shall be cut back with respect to their oversubscriptions on a pro rata basis in accordance with their respective Pro Rata Fractions or as they may otherwise agree among themselves.

          (d) If an Investor desires to purchase all or any part of the Offered Shares, said Investor shall communicate in writing its election to purchase to the Stockholder, which communication shall state the number of Offered Shares said Investor desires to purchase and shall be given to the Stockholder in accordance with Section 10 below within thirty (30) days of the date the Offer was made. Such communication shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares (subject to the aforesaid limitations as to an Investor's right to purchase more than its Pro Rata Fraction). Sales of the Offered Shares to be sold to purchasing Investor pursuant to this Section 3A shall be made at the offices of the Company on the 45th day following the date the Offer was made (or if such 45th day is not a business day, then on the next succeeding business day). Such sales shall be effected by the Stockholder's delivery to each purchasing Investor of a certificate or certificates evidencing the Offered Shares to be purchased by it, duly endorsed for transfer to such purchasing Investor, against payment to the Stockholder of the purchase price therefor by such purchasing Investor.

          (e) If the Investors do not purchase all of the Offered Shares, the Offered Shares not so purchased may be sold by the Stockholder at any time within ninety (90) days after the date the Offer was made, subject to the provisions of Section 4. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. Any Offered Shares not sold within such 90-day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 3A. If Offered Shares are sold pursuant to this Section 3A to any purchaser who is not a party to this Agreement, the Offered Shares so sold shall no longer be subject to this Agreement.

          (f) The Investors' right of first refusal provided in this Section 3A shall not apply with respect to sales of Shares to the Company.

     3B. RIGHT OF FIRST REFUSAL ON DISPOSITIONS. (a) If at any time the Investors desire to sell for cash all or any part of his Shares pursuant to a bona fide offer from a third party (the "PROPOSED TRANSFEREE"), the Investors shall submit a written offer (the "OFFER") to sell such

Shares (the "OFFERED SHARES") to the Stockholder on terms and conditions, including price, not less favorable to the Stockholder than those on which the Investors propose to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the Offered Shares proposed to be sold, the total number of Shares owned by the Investors, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The Offer shall further state that the Stockholder may acquire, in accordance with the provisions of this Agreement, all or any portion of the Offered Shares for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein.

          (b) Each Stockholder shall have the absolute right to purchase that number of Offered Shares as shall be equal to the number of Offered Shares multiplied by a fraction (the "PRO RATA FRACTION"), the numerator of which shall be the number of Shares then owned by such Stockholder and the denominator of which shall be the aggregate number of Shares then owned by all of the Stockholders.

          (c) Each Stockholder shall have a right of oversubscription such that if any Stockholder fails to accept the Offer as to its Pro Rata Fraction, the other Stockholders shall, among them, have the right to purchase up to the balance of the Offered Shares not so purchased. Such right of oversubscription may be exercised by a Stockholder by accepting the Offer as to more than its Pro Rata Fraction. If, as a result thereof, such oversubscriptions exceed the total number of Offered Shares available in respect of such oversubscription privilege, the oversubscribing Stockholders shall be cut back with respect to their oversubscriptions on a pro rata basis in accordance with their respective Pro Rata Fractions or as they may otherwise agree among themselves.

          (d) If a Stockholder desires to purchase all or any part of the Offered Shares, said Stockholder shall communicate in writing its election to purchase to the Investors, which communication shall state the number of Offered Shares said Stockholder desires to purchase and shall be given to the Investors in accordance with Section 10 below within thirty (30) days of the date the Offer was made. Such communication shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares (subject to the aforesaid limitations as to a Stockholder's right to purchase more than its Pro Rata Fraction). Sales of the Offered Shares to be sold to purchasing Stockholder pursuant to this Section 3B shall be made at the offices of the Company on the 45th day following the date the Offer was made (or if such 45th day is not a business day, then on the next succeeding business day). Such sales shall be effected by the Investors, delivery to each purchasing Stockholder of a certificate or certificates evidencing the Offered Shares to be purchased by it, duly endorsed for transfer to such purchasing Stockholder, against payment to the Investors of the purchase price therefor by such purchasing Stockholder.

          (e) If the Stockholder does not purchase all of the Offered Shares, the Offered Shares not so purchased may be sold by the Investors at any time within ninety (90) days after the date the Offer was made, subject to the provisions of Section 4. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. Any Offered Shares not sold within such 90-day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 3B. If offered Shares are sold pursuant to this Section 3B to any purchaser who is not a party to this Agreement, the Offered Shares so sold shall no longer be subject to this Agreement.

          (f) The Stockholder's right of first refusal provided in this Section 3B shall not apply with respect to sales of Shares to the Company.

     4.   RIGHT OF PARTICIPATION IN SALES.   (a)  If at any time the Stockholder
desires to sell for cash all or any part of the Shares owned by him to any person or entity other than one or more of the Investors (the "Non-
Investor Purchaser"), each of the Stockholders shall have the right to sell to the Non-Investor Purchaser, as a condition to such sale by the Stockholder, at the same price per share and on the same terms and conditions as involved in such sale by the Stockholder, the same percentage as the Shares owned by such Investor as the Shares to be sold by the Stockholder to the Non-Investor Purchaser represents with respect to the Shares owned by the Stockholder immediately prior to the sale of any of his Shares to the Non-Investor Purchaser.

          (b)  Each Investor wishing to so participate in any sale under this
Section 4 shall notify the Stockholder in writing of such intention as soon as practicable after such Investor's receipt of the Offer made pursuant to Section 3, and in any event within twenty (20) days after the date the Offer was made. Such notification shall be given to such Stockholder in accordance with Section 10.

          (c) The Stockholder and each participating Investor shall sell to the Non-Investor Purchaser all, or at the option of the Non-Investor Purchaser, any part of the Shares proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the Non-Investor Purchaser than those in the Offer provided by the Stockholder under Section 3; PROVIDED, HOWEVER, that any purchase of less than all of such Shares by the Non-Investor Purchaser shall be made from the Stockholder and each participating Investor pro rata based upon the relative amount of the Shares that the Stockholder and each participating Investor is otherwise entitled to sell pursuant to Section 4(a).

          (d) Any Shares sold by the Stockholder or a participating Investor pursuant to this Section 4 shall no longer be subject to this Agreement.

          (e)  The Investor's right to participate in sales pursuant to this
Section 4 shall not apply with respect to sales of Shares to the Company.

     5. TERM. This Agreement shall terminate upon the earlier of (a) the date of the consummation of the first firm commitment underwritten public offering pursuant to an effective registration statement on Form S-1 (or its then equivalent) under the Securities Act of 1933, as amended, pursuant to which the net proceeds to the Company amount to at least $10,000,000 or (b) the seventh anniversary of the date of this Agreement.

     6. FAILURE TO DELIVER SHARES. If the Stockholder becomes obligated to sell any Shares to an Investor under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, such Investor may, at its option, in addition to all other remedies it may have, send to the Stockholder the purchase price for such Shares as is herein specified. Thereupon, the Company upon written notice to the Stockholder, (a) shall cancel on its books the certificate or certificates representing the Shares to be sold and (b) shall issue, in lieu thereof, in the name of such Investor a new certificate or certificates representing such Shares, and thereupon all of the Stockholder's rights in and to such Shares shall terminate.

     7. PUT RIGHT. In the event of any sale, transfer, assignment or other disposition of any capital stock of the Company by a Stockholder in violation of any provision of this Agreement, each Investor shall each have the right to elect to cause such Stockholder to purchase, and such Stockholder shall be obligated to purchase, from such Investor, at the same price per share and on the same terms and conditions as involved in such sale by the Stockholder, such number of shares of capital stock (calculated on a fully-diluted basis) equal to the number of shares sold by such Stockholder multiplied by a fraction, the numerator of which is the aggregate number of shares of capital stock owned by any particular Investor desiring to sell shares to such Stockholder under this
Section 8 (calculated on a fully diluted basis) and the denominator of which is the sum of all shares of capital stock owned by all Investors desiring to sell shares to such Stockholder under this Section 8 (calculated on a fully-diluted basis).

     8. TRANSFER OF RIGHTS. Rights conferred herein on JMI shall only inure to the benefit of a transferee of Preferred Shares if (a) the transferee is a partner, shareholder or affiliate of JMI or (b) JMI assigns its rights hereunder to any other transferee by a written instrument pursuant to which such transferee agrees to be bound by the terms of this Agreement.

     9. SPECIFIC ENFORCEMENT. The Stockholder expressly agrees that each Investor and the Company will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by the Stockholder, any Investor and the Company shall, in addition to all other remedies, each be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

     10. LEGEND. Each certificate evidencing any of the Shares shall bear a legend substantially as follows:

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND MAY NOT BE SOLD, EXCHANGED,-TRANSFERRED, PLEDGED, HYPOTHECATED OR

          OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AND SUBJECT TO ALL THE TERMS AND CONDITIONS OF A CERTAIN STOCK RESTRICTION AGREEMENT BY AND AMONG THE COMPANY, THE HOLDER OF THIS CERTIFICATE AND CERTAIN OTHER STOCKHOLDERS OF THE COMPANY, A COPY OF WHICH THE COMPANY WILL FURNISH TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE.

     11. NOTICES. Notices given hereunder shall be deemed to have been duly given on the date of personal delivery, on the date of postmark if mailed by certified or registered mail, return receipt requested, or on the date sent by telecopier or telex to the party being notified at his or its address specified on the applicable signature page hereto or such other address as the addressee may subsequently notify the other parties of in writing.

     12. ENTIRE AGREEMENT AND AMENDMENTS. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the parties hereto; PROVIDED, HOWEVER, that Investors owning at least two-thirds of the Shares owned by all Investors may effect any such waiver, modification, amendment or termination on behalf of all of the Investors. To the extent any term or other provision of any other indenture, agreement or instrument by which any party hereto is bound conflicts with this Agreement, this Agreement shall have precedence over such conflicting term or provision.

     13. SUCCESSORS GOVERNING LAW AND ASSIGNS. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE AS TO MATTERS WITHIN THE SCOPE THEREOF AND AS TO ALL OTHER MATTERS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF THE CONFLICTS OF LAWS THEREOF. THIS AGREEMENT SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, EXECUTORS, ADMINISTRATORS, SUCCESSORS AND ASSIGNS OF THE PARTIES.

     14. WAIVERS. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     15. SEVERABILITY. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

     16. CAPTIONS. Captions are for convenience only and are not deemed to be part of this Agreement.

     17. CONTINUATION OF EMPLOYMENT. Nothing in this Agreement shall create an obligation on the Company or any Investor to continue the Stockholder's employment with the Company.

     18. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.



                                        NEON SYSTEMS, INC.

                                        By:  /s/ Peter Schaeffer
                                             ----------------------------------
                                             Peter Schaeffer
                                             President

:                                       Address:  6464 Savoy Drive Suite 4141
                                                  Houston, Texas 77063


                                        JMI EQUITY FUND, L.P.

                                        By:  JMI Partners, L.P. Its General
                                             Partner

                                             By:  /s/ Charles E. Noell
                                                  Charles E. Noell
                                                  A General Partner

                                        Address:  14141 Southwest Freeway,
                                                  Suite 6200
                                                  Sugar Land, Texas 77478


                                        /s/ Peter Schaeffer
                                        Peter Schaeffer